SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934


Date of Report:  February 7, 1996



                        INTERNEURON PHARMACEUTICALS, INC.
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               (Exact name of registrant as specified in charter)


                                    DELAWARE
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                 (State of other jurisdiction of incorporation)


        0-18728                                       043047911
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(Commission File Number)                     (IRS Employer Identification No.)


ONE LEDGEMONT CENTER, 99 HAYDEN AVENUE, LEXINGTON, MASSACHUSETTS       02173
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 (Address of principal executive offices)                            (Zip Code)


Registrant's telephone no. including area code:  (617) 861-8444
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
Item 5.           OTHER EVENTS

         On February 7, 1996, a majority-owned subsidiary of the Registrant, Intercardia, Inc. ("Intercardia"), completed its initial public offering of 2,530,000 shares of Common Stock, including 330,000 shares which were subject to the underwriters' over-allotment option, at $15.00 per share. The offering resulted in net proceeds to Intercardia of approximately $35,003,500, after deducting underwriting discounts and estimated expenses of the offering. Of these shares, 333,333 were purchased by the Registrant at the offering for an aggregate purchase price of approximately $5 million.

         As a result of this offering, the Registrant owns approximately 60% of Intercardia's Common Stock.



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
                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         INTERNEURON PHARMACEUTICALS INC.

                                    By:  /S/ GLENN L. COOPER, M.D.
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                                         Glenn L. Cooper, M.D.
                                         President and Chief Executive Officer



Dated:  February 7, 1996



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